EXHIBIT 10.8

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of December 30, 2016 (the “Effective Date”), by and among ARTEC GLOBAL MEDIA, INC., a Nevada corporation (“Buyer”), ELIZABETH HONEYCUTT AND PETER CORRAO (collectively, “Seller”), and, for purposes of Sections 3, 8(b) and 8(d), SILO MARKETING & FUNDING LLC, a Delaware limited liability company with offices at 609 Rte 109 Ste 2D West Babylon, NY 11704 (“Target”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Target is wholly-owned directly by Seller; and

WHEREAS, on and subject to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, a 100% interest in Target, including 100% of the membership interests in Target (that 100% interest in Target, the “Target Interest”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

SECTION 1. Purchase and Sale of Target Interest; Closing.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1(c)), Seller shall sell, assign, transfer and otherwise convey and set over the Target Interest to Buyer and Buyer shall purchase the Target Interest from Seller.

(b) Purchase Price; Working Capital. As full consideration for the purchase and sale of the Target Interest, and subject to the other terms and conditions of this Agreement, at the Closing Buyer agrees to issue to Seller shares of Preferred Stock of the Buyer in the aggregate convertible into 25% of the issued and outstanding shares of Common Stock on the date of conversion (the “Purchase Price”). The Preferred Stock is convertible into Common Stock only if there are sufficient shares of Common Stock issuable upon conversion. Seller may convert such shares of Preferred Stock in whole or in part. Buyer also agrees to supply working capital to Target as follows, in each case subject to the funding of the following amounts by loan from TCA (as hereinafter defined): (i) at the Closing, in the amount of one hundred thousand U.S. Dollars ($100,000), and (ii) after the Closing, in equal monthly installments of fifty thousand U.S. Dollars ($50,000), to be paid on the monthly anniversary of the Closing Date for a total of three (3) months.

(c) Closing. The closing of the purchase and sale of the Target Interest as provided for in this Agreement (the “Closing”) shall take place at the close of business on December 30, 2016, subject to the satisfaction (or valid waiver) of all of the conditions set forth in Sections 6 and 7, or such other date as the Parties may mutually determine (the “Closing Date”).

(d) Deliveries at Closing. At the Closing:

(i) Buyer shall deliver Purchase Price due at the Closing as set forth in Section 1(b);

(ii) Each Party shall execute and deliver to the other an executed copy of the Amended and Restated Operating Agreement of Target substantially and materially in the form attached as Exhibit B (the “Target Operating Agreement”);

(iii) Seller shall execute and deliver to Buyer (and Target), and the Parties shall cause Target to execute and deliver to Seller, an executed copy of the Employment Agreement substantially and materially in the form attached as Exhibit C (the “Employment Agreement”); and

(iv) Seller shall execute and deliver any and all other certificates, statements, instruments and other documents reasonably required by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

(e) Taxes. All taxes, if any, payable in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Seller.

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SECTION 2. Representations and Warranties Concerning the Transaction.

(a) Seller’s Representations and Warranties. Seller represents and warrants to Buyer that the statements set forth in this Section 2(a) are correct and complete at and as of the Effective Date and will be correct and complete at and as of the Closing Date:

(i) Authority. Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform all of his respective obligations under this Agreement.

(ii) Agreement Binding. This Agreement is the legal, valid and binding obligation of Seller and is enforceable against Seller, except as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(iii) Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Target Interest is subject (or result in the imposition of any Lien upon any of the Target Interest). Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state, local or foreign governmental, administrative or regulatory authority, court, agency or body, or any division or subdivision of any of the foregoing (“Governmental Authority”) to consummate the transactions contemplated by this Agreement.

(iv) Broker’s Fees. Seller has no obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement and Seller has not dealt with any broker, finder or similar agent in connection with the transactions contemplated by this Agreement.

(v) Target Interest. Seller alone beneficially owns and has good and marketable title to the Target Interest, free and clear of any and all Liens (as defined below) and restrictions on sale, assignment or transfer. Seller is not party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any interests (including any membership interests) in Target. Seller is not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any interests in Target. As used herein, “Lien” means any pledge, lien, encumbrance, claim, charge, security interest, right or interest of any other person or entity of any kind or nature whatsoever.

(b) Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that the statements set forth in this Section 2(b) are correct and complete at and as of the Effective Date and will be correct and complete at and as of the Closing Date with respect to Buyer:

(i) Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform all of its respective obligations under this Agreement.

(ii) Agreement Binding. This Agreement is the legal, valid and binding obligation of Buyer and is enforceable against Buyer, except as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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(iii) Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority to consummate the transactions contemplated by this Agreement.

(iv) Broker’s Fees. Buyer has no obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement and Buyer has not dealt with any broker, finder or similar agent in connection with the transactions contemplated by this Agreement.

SECTION 3. Representations and Warranties Concerning Target. Seller and Target each represent and warrant to Buyer that the statements set forth in this Section3 are correct and complete at and as of the Effective Date and will be correct and complete at and as of the Closing Date:

(a) Organization, Qualification and Power. Target is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Target is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Target has full power and authority and all licenses, permits and authorizations necessary to carry on the business in which Target is engaged and in which Target presently proposes to engage and to own and use the properties owned and used by Target. Seller has delivered to Buyer a correct and complete copy of the limited liability company operating agreement, if any, of Target in effect immediately prior to the Closing. All of the books and records of Target are correct and complete. Target is not in default under or in violation of any provision of its organizational documents.

(b) Capitalization. There is one class and series of membership interests in Target and, as of immediately prior to the Closing, no membership interests in Target are certificated. There are no rights, contracts or commitments that could require Target to issue, sell or otherwise cause to become outstanding any of its membership interests. Other than the above-referenced membership interests in Target, there are no profit participation or similar rights in Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any interests in Target.

(c) Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Target is subject or any provision of Target’s organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which Target is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Target need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Business and Financial Information. All business and financial information related to Target (including, but not limited to, information related to the business and the financial performance expected and/or projected to be conducted and/ or achieved by Target) provided at or before the Closing by Seller or Target or any representative of either of them to Buyer or any representative of Buyer (including, without limitation, all of the information and projections included as part of Schedule 3(e) attached hereto) is complete, accurate, fairly stated and not misleading (and all financial information therein is presented in accordance with U.S. GAAP).

(e) Legal Compliance.

(i) Target has complied and is in compliance with all applicable Laws. As used herein, “Laws” means all federal, state, local or foreign laws, codes, rules, regulations, orders, writs, injunctions, rulings and judgments, each as amended and in effect, now or in the future.

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(ii) Target holds all permits, authorizations, approvals, registrations, licenses, or similar rights, as applicable, required for the conduct of Target’s business (collectively, the “Permits”), is in compliance with all of the terms and conditions of the Permits, all of the Permits are in full force and effect, and the transactions contemplated by this Agreement will not give rise to the termination or suspension of any of the Permits.

(f) Intellectual Property.

(i) Schedule 3(g) hereto identifies all intellectual property of Target. Target owns and possesses or has a valid right to use all intellectual property of Target. Each item of intellectual property owned or available for use by Target prior to the Closing will be owned or available for use by Target on identical terms and conditions immediately after the Closing.

(ii) Target has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights or other proprietary rights of any third party nor has Target received any notice claiming the same. To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights or other proprietary rights of Target.

(g) Broker’s Fees. Target has no obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement and Target has not dealt with any broker, finder or similar agent in connection with the transactions contemplated by this Agreement.

(h) Certain Relationships. Other than the Employment Agreement that is to be entered into upon the Closing, there are no transactions, agreements, arrangements or understandings between Target, on the one hand, and Seller, on the other hand. Without limiting the generality of the foregoing, Seller does not own any asset that is used in the business of Target.

(i) Disclosure. The information regarding Target set forth in this Agreement, in the exhibits and schedules hereto and in any statements or certificates provided or to be provided to Buyer pursuant to this Agreement is and will be correct and complete and does not and will not contain any untrue statement or omit to state a fact required to be stated therein or necessary to make the statements and facts contained therein, in light of the circumstances in which they are made, not false or misleading. Seller has provided to Buyer all information that may be material to a prospective purchaser of the Target Interest.

Seller further warrants to Buyer that, while Peter Corrao is managing the day to day activities of Target (as contemplated by the Target Operating Agreement and the Employment Agreement, respectively), Seller will serve in a diligent, professional, efficient and skillful manner and in accordance with all applicable Laws and the highest professional standards in the industry, will diligently develop and manage Target’s business and will ensure that Target’s financial performance consistently meets or performs better than the financial projections included as part of Schedule 3(e) attached hereto.

SECTION 4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the Effective Date and the Closing:

(a) General. Each Party shall use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

(b) Notices and Consents.

(i) Seller shall cause Target to give all necessary notices to third parties, and use its reasonable best efforts to obtain all necessary third-party consents, in connection with the transactions contemplated by this Agreement.

(ii) Each Party shall give any notices to, make any filings with and use its reasonable best efforts to obtain any consents, approvals and authorizations of any Governmental Authority that are necessary in connection with the transactions contemplated by this Agreement.

(c) Operation of Target. Seller shall not cause or permit Target to engage in any practice, take any action or enter into any transaction without the prior written consent of Buyer. Seller shall cause Target to keep all of its assets and properties, if any, substantially and materially intact and in the same conditions as existed on the Effective Date.

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(d) Full Access. Seller shall permit and cause Target to permit representatives of Buyer to have full access, at all reasonable times, upon reasonable notice, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to Target, and shall furnish the representatives of Buyer with all information of or pertaining to Target as they may reasonably request.

(e) Notice of Developments. Seller shall give prompt written notice to Buyer of any event, occurrence, change, effect, development, circumstance, or condition hereafter arising or discovered that would or would be reasonably expected to cause a breach of any of the representations and warranties set forth in Sections 2(a) or 3. No such notice or disclosure shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant, or have any effect for the purpose of determining the satisfaction of the conditions to Closing set forth in Section 6, or cause any waiver or modification of any person’s or entity’s entitlement to indemnification under Section 8.

SECTION 5. Post-Closing Covenants. The Parties agree as follows with respect to the period after the Closing:

(a) Target Operating Agreement. The Parties shall comply with, and have the rights and obligations set forth in, the Target Operating Agreement.

(b) Employment Agreement. Peter Corrao shall comply with, and have the rights and obligations set forth in, the Employment Agreement (and Target shall also comply with, and have the rights and obligations set forth in, the Employment Agreement).

(c) Target Performance. While Peter Corrao is managing the day to day activities of Target, he shall develop and manage Target’s business and shall ensure that Target’s financial performance consistently meets or performs better than the applicable financial projections set forth in Schedule 3(e) attached hereto.

(d) Confidentiality. Seller shall treat and hold as confidential all information concerning the business and affairs of Target and Buyer that is not already generally available to the public (the “Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement or as necessary in his capacity and within the scope of his authority as a manager and owner of Target, and, at the request and option of Buyer, deliver promptly to Buyer or destroy all tangible embodiments (and all copies) of Confidential Information relating that are in his possession. In the event that Seller is compelled under applicable Law, including by a subpoena or other legal process, to disclose any Confidential Information, Seller shall promptly notify Buyer in writing (unless such notice is prohibited by applicable Law) and cooperate with Buyer in any lawful effort to contest the validity or scope of such subpoena or other legal process. In the event that a protective order or other remedy is not obtained, or Buyer does not contest the compelled disclosure, Seller may disclose only that portion of the Confidential Information that is legally required to be disclosed and Seller shall use best efforts to obtain confidential treatment for any Confidential Information that is so disclosed. Any disclosure made under this Section shall not affect the confidential nature of the information disclosed.

SECTION 6. Conditions to Buyer’s Obligation to Close. Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions (Buyer may waive any condition set forth in this Section if Buyer executes a writing so stating at or prior to the Closing or otherwise proceeds with the Closing):

(a) All terms of this Agreement to be complied with and performed by Seller on or before the Closing Date (but prior to the Closing) shall have been complied with and performed;

(b) All representations and warranties set forth in Sections 2(a) and 3 shall be true and correct in all respects at and as of the Closing Date;

(c) Seller shall have procured all of the third-party consents specified in Section 4(b), as applicable, which must be final and non-appealable;

(d) There shall not have occurred any event, occurrence, change, effect, development, circumstance, or condition that, individually or in the aggregate, has had or could be reasonably expected to have a material adverse effect on the business prospects of Target;

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(e) Buyer shall have obtained the following from TCA Global Credit Master Fund, LP (“TCA”): (i) the written consent of TCA to consummate the transactions contemplated by this Agreement, and (ii) all of the financing Buyer needs in order to (x) consummate the transactions contemplated by this Agreement and (y) finance the reasonable working capital needs of Target during the initial start-up phase, all on terms and conditions reasonably satisfactory to Buyer;

(f) No action, suit, proceeding, hearing, charge, complaint, claim or demand (“Proceeding”) shall be pending or threatened in which an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement;

(g) [OMITTED];

(h) Seller shall have executed and delivered to Buyer and Target an executed copy of the Employment Agreement (with Seller’s signatures, including on behalf of Seller and on behalf of Target); and

(i) Seller shall have executed and delivered all other certificates, statements, instruments and other documents reasonably required by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

SECTION 7. Conditions to Seller’s Obligation to Close. Seller’s obligation to consummate the transactions to be performed by him in connection with the Closing is subject to the satisfaction of the following conditions (Seller may waive any condition set forth in this Section if Seller executes a writing so stating at or prior to the Closing or otherwise proceeds with the Closing):

(a) All terms of this Agreement to be complied with and performed by Buyer on or before the Closing Date (but prior to the Closing) shall have been complied with and performed;

(b) All representations and warranties set forth in Section 2(b) shall be true and correct in all respects at and as of the Closing Date;

(c) No Proceeding shall be pending or threatened in which an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement;

(d) Buyer shall have executed and delivered to Seller an executed copy of the Target Operating Agreement (with Buyer’s signature);

(e) Buyer shall have delivered to Seller a copy of the Employment Agreement with Buyer’s signature on behalf of Target; and

(f) Buyer shall have tendered to Seller the portion of the Purchase Price due at the Closing as set forth in Section 1(b).

SECTION 8. Certain Remedies.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations).

(b) Indemnification for Buyer’s Benefit. Seller shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless Buyer and its directors, officers, employees, agents, representatives, lenders, successors and assigns (collectively, the “Buyer Indemnified Parties”) from and against all actual claims, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) that any of the Buyer Indemnified Parties may suffer or incur arising from, in connection with or relating to any of the following: (i) any breach by Seller of any representation or warranty set forth herein or in the Employment Agreement, (ii) any breach or non-performance by Seller of any covenant or agreement set forth in this Agreement or in the Employment Agreement, (iii) any act or omission of Seller in the capacity of manager and/or employee of Target, and (iv) any fraud of Seller.

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(c) Indemnification for Seller’s Benefit. Buyer shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Seller from and against all actual claims, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) that Seller may suffer or incur arising from, in connection with or relating to any of the following: (i) any breach by Buyer of any representation or warranty set forth in Section 2(b), (ii) any breach or non-performance by Buyer of its covenants or agreements set forth in this Agreement, and (iii) any fraud of Buyer.

(d) Other Provisions Related to Indemnification.

(i) Seller or Buyer Indemnified Party, as applicable (each, an “Indemnified Person”) seeking indemnification hereunder shall give to Buyer or Seller, as applicable (the “Indemnifying Party”), a notice (a “Claim Notice”) describing in reasonable detail (if then known) the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision(s) upon which such claim is based (including, to the extent available, a copy of such claim if such claim is in writing and copies of all other relevant documentation with respect to such claims).

(ii) A Claim Notice in respect of any Proceeding as to which indemnification will be sought shall be given promptly by the Indemnified Person to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Person in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(iii) The Indemnifying Party may not consent to the entry of any judgment, settle any claim or admit any liability on the part of any Indemnified Person without such Indemnified Person’s prior written consent, which shall not be unreasonably withheld.

(iv) The indemnification provisions in this Agreement are in addition to any statutory, equitable or common law remedy that any party may have with respect to any other party, or the transactions contemplated by this Agreement.

(v) Seller agrees that he will not make any claim for indemnification against Target (including, without limitation, by reason of the fact that he is or was a member, manager, officer, employee, agent or representative of Target) with respect to or in connection with any Proceeding brought by Buyer against Seller.

(e) Set-Off. Notwithstanding anything to the contrary set forth in this Agreement, the Employment Agreement or any other contract, whenever under this Agreement (including, without limitation, under Section 8) any amount is recoverable from or payable by Seller to Buyer (or to any Buyer Indemnified Party), at Buyer’s election the same may be deducted from any amount then due or which at any time thereafter may become due to Seller under this Agreement, the Employment Agreement or any other contract between Seller, on the one hand, and Buyer, on the other hand.

SECTION 9. Termination.

(a) This Agreement may be terminated as set forth below:

(i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

(ii) Buyer may terminate this Agreement upon written notice to Seller at any time prior to the Closing in the event Seller has breached any representation, warranty, or covenant set forth in this Agreement.

(iii) Any Party may terminate this Agreement upon written notice to the other at any time prior to the Closing if the conditions to the terminating Party’s obligation to consummate the transactions to be performed by it in connection with the Closing shall not have been satisfied (or waived) as set forth herein on or before December 31, 2016 other than due to a breach or the fault of the terminating Party.

(b) If any Party terminates this Agreement pursuant to Section 9(a), all rights and obligations of the parties hereto hereunder shall terminate without liability of any party to any other party (except for (i) any rights and obligations which have accrued or arisen under Section 8 as of or prior to such termination and (ii) any liability of any Party which has accrued or arisen from any breach of this Agreement or any fraud as of or prior to such termination).

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SECTION 10. Miscellaneous.

(a) Press Releases and Public Announcements. Neither Seller, nor anyone acting on his behalf, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of Buyer.

(b) Expenses. Each Party shall bear its own costs and expenses, including counsel and other professional fees, relating to the transactions contemplated by this Agreement.

(c) Recovery of Costs. In any action between any of the Parties seeking enforcement of any of the provisions of this Agreement or in connection with the rights and obligations of any Party hereunder, the prevailing Party in such action shall be entitled to recover from the non-prevailing Party, in addition to any other relief to which it may be entitled, its reasonable costs and expenses and reasonable attorneys’ fees.

(d) No Third Party Beneficiaries. Except as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that Seller may not transfer or assign this Agreement (in whole or in part) or any of his respective rights, interests, or obligations under this Agreement without the prior written consent of Buyer in each case. Any assignment in violation of this Section 10(f) shall be null and void.

(f) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be set forth in a writing executed by the Parties. No waiver of any provision of this Agreement shall be valid unless the same shall be set forth in a writing executed by the Party making such waiver. No waiver of any provision of this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of that provision.

(g) Notices. All notices, requests, demands, claims and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case addressed to the intended recipient as set forth below.

(i) If to Buyer, to:

Artec Global Media, Inc.

Attn: Caleb Wickman

249 South Highway 101 #324

Solana Beach, California 92075

With a copy at the same time to (which shall not constitute notice):

Westerman Ball Ederer Miller Zucker & Sharfstein, LLP

Attn: Alan C. Ederer, Esq.

1201 RXR Plaza

Uniondale, NY 11556

(ii) If to Seller, to:

Peter Corrao

609 Rte 109 2D

West Babylon, NY 11704

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(i) Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under any applicable Law in any jurisdiction, the Parties agree (i) such provision will be enforced to the maximum extent permissible under the applicable Law, and (ii) any invalidity, illegality, or unenforceability of such provision will not affect any other provision of this Agreement and this Agreement shall otherwise remain in full force and effect.

(j) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(k) Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated by reference and are made a part of this Agreement.

(l) Specific Performance. Seller acknowledges and agrees that Buyer would be irreparably harmed in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, it is and will continue to be difficult to ascertain the nature, scope and extent of such harm, and a remedy at law for such failure or breach will be inadequate. Accordingly, Seller acknowledges and agrees that Buyer shall, in addition to any and all other remedies available, be entitled to specific performance and/or other equitable remedies (including, without limitation, a temporary restraining order, preliminary injunction and/or permanent injunctive relief) to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement.

(m) Headings. The headings used in this Agreement are inserted for convenience and ease of reference only and in no way limit the scope or intent of this Agreement or any provision hereof.

(n) Survival. The provisions of this Agreement that would require that they survive the Closing of this Agreement in order to give them full force and effect will survive the Closing, including, without limitation, Sections 1(e), 2, 3, 5, 8 and 10. Likewise, the provisions of this Agreement which would require that they survive the termination of this Agreement in order to give them full force and effect will survive the termination of this Agreement.

(o) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to any conflict or choice of law provisions thereof. Each Party hereby knowingly waives its rights to the application of the laws of any other jurisdiction to this Agreement or any dispute arising from, based on, or related to this Agreement.

(p) WAIVER OF THE RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM, BASED ON, OR RELATED TO, THIS AGREEMENT AND/OR ANY OTHER BUSINESS RELATIONSHIP BETWEEN THE PARTIES.

(q) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior understandings, negotiations, discussions and agreements to the extent that they relate in any way to the subject matter hereof.

(r) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature to this Agreement is delivered by facsimile or by e-mail delivery of a “.pdf” format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the Party executing the same with the same force and effect as if such facsimile or “.pdf” format signature page was an original thereof.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

ARTEC GLOBAL MEDIA, INC.,
a Nevada corporation

By:	/s/ Caleb Wickman
Caleb Wickman
President

SELLERS:

PETER CORRAO,
an individual

/s/ Peter Corrao

ELIZABETH HONEYCUTT,
an individual

/s/ Elizabeth Honeycutt

For purposes of Sections 3, 8(b) and 8(d):

TARGET:

SILO MARKETING & FUNDING LLC,
a Delaware limited liability company

By:	/s/ Peter Corrao
Peter Corrao
Member and Authorized Signatory

[Signature page to the Purchase Agreement]

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EXHIBIT A

FORM OF TARGET OPERATING AGREEMENT

[INTENTIONALLY OMITTED FROM EXHIBIT 10.8 TO FORM 8-K]

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EXHIBIT B

FORM OF EMPLOYMENT AGREEMENT

[INTENTIONALLY OMITTED FROM EXHIBIT 10.8 TO FORM 8-K]

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SCHEDULES

[INTENTIONALLY OMITTED FROM EXHIBIT 10.8 TO FORM 8-K]

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